EXHIBIT 10.32
TOLL BROTHERS, INC.
AMENDMENT TO CASH BONUS PLAN
     This Amendment to the Cash Bonus Plan (this “Amendment”) has been adopted by the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) on March 14, 2007. This Amendment amends the Toll Brothers, Inc. Cash Bonus Plan (the “Plan”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Plan.
     WHEREAS, the Company originally adopted the Plan in 1993 to provide a bonus program for the Participant.
     WHEREAS, the stockholders of the Company approved certain amendments to the Plan, most recently at their March 2005 Annual Meeting, and the Company, with the consent of the Participant, further amended the Plan effective as of December 7, 2005 and again amended the Plan effective as of December 15, 2006.
     WHEREAS, pursuant to Section 8(b) of the Plan, the Company may amend the Plan from time to time without stockholder approval if the amendment does not increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan, and the Company may amend the Plan from time to time without the consent of the Participant if the Amendment does not reduce the amount of a bonus payment that is due, but has not yet been paid.
     WHEREAS, the Company, desires to amend the Plan to reflect the recent adoption of a new stock incentive plan by the Company’s stockholders.
     NOW THEREFORE, the Plan is hereby amended as follows:
     Section 1. Amendments to the Plan.
a)	The first sentence of Section 5(b) of the Plan is hereby amended to remove the phrase “the Toll Brothers, Inc. Stock Incentive Plan (1998) (the “1998 Plan”)” and replace it with “the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007) (the “2007 Plan)”.
b)	All references in the Plan to “the 1998 Plan” are hereby removed and replaced with “the 2007 Plan”.
     Section 2. Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Plan, as previously amended, and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.